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Exhibit 1               JOINT FILING AGREEMENT
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          In accordance with Rule 13d-1(f) promulgated under the Securities
Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including any and all amendments thereto) with respect to the common stock, par value $.01 per share, of The Bibb Company, a Delaware corporation, and that this Agreement will be included as an Exhibit to such joint filing.

          The undersigned further agree that each party hereto is responsible for timely filling of such statement on Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided that no party is responsible for the completeness or accuracy of the information concerning the other party, unless such party knows or has reason to believe that such information is inaccurate.

          This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the 11th day of June, 1997.

                                    ROMULUS HOLDINGS, INC.

                                    By:  /s/ Steven Singer
                                         -----------------
                                    Name:   Steven Singer
                                    Title:  Vice President

                                    MARS/NORMEL

                                    By:  /s/ Brad Singer
                                         ---------------
                                    Name:   Brad Singer
                                    Title:  Secretary

                                    BRAD AND BETH SINGER CHILDREN'S TRUST

                                    By:  /s/ Steven Singer
                                         -----------------
                                         Trustee

                                    GARY AND KAREN SINGER CHILDREN'S TRUST

                                    By:  /s/ Steven Singer
                                         -----------------
                                         Trustee

                                    STEVEN G. SINGER CHILDREN'S TRUST

                                    By:  /s/ Karen Sue Singer
                                         --------------------
                                         Trustee

                                    SECOND SINGER TRUST

                                    By:  /s/ Joseph Brandes
                                         ------------------
                                         Trustee